Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Apere, Inc. Amended and Restated 2004 Stock Incentive Plan, Apere, Inc. 2012 Restricted Stock Unit Plan, Podio ApS 2012 Restricted Stock Unit Plan, Todd Hsu Consultants Inc. 2012 Restricted Stock Unit Plan, Knowlity International Corporation 2012 Restricted Stock Unit Plan, Virtual Computer, Inc. 2012 Restricted Stock Unit Plan, and Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (As Amended) of our reports dated February 23, 2012, with respect to the consolidated financial statements and schedule of Citrix Systems, Inc. and the effectiveness of internal control over financial reporting of Citrix Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Certified Public Accountants

Boca Raton, Florida

August 7, 2012